                                                                  EXHIBIT 4.3(a)

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO
THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS
MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE,
BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE
INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER
JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY
BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE
DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS
EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY,
BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR
ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE
TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION
DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND
THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER
OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER
THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE
PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY
BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE
SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A
QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING
MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR
OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING
OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN
INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR
FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A
MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES
AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION
IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE
EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO
THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF
COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.
THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE
RESTRICTION TERMINATION DATE.

No. 001                                                             $199,595,000

                                                           CUSIP No. 80874PAE9
                                                           ISIN No. US80874PAE97

                    6 1/4% Senior Subordinated Notes due 2012

     Scientific Games Corporation, a Delaware corporation, promises to pay to
Cede & Co. or registered assigns, the principal sum of ONE HUNDRED NINETY NINE
MILLION FIVE HUNDRED NINETY FIVE THOUSAND Dollars as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the
Indenture on December 15, 2012.

     Interest Payment Dates: June 15 and December 15

     Record Dates: June 1 and December 1

     Additional provisions of this Security are set forth on the other side of this Security.

SCIENTIFIC GAMES CORPORATION

   By  /s/ Martin E. Schloss
      --------------------------------------------
         Name: Martin E. Schloss
      --------------------------------------------
         Title: Vice President and Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: December 23, 2004

WELLS FARGO BANK, NATIONAL ASSOCIATION

   as Trustee, certifies
      that this is one of
      the Securities referred
      to in the Indenture.

   By /s/ Joseph P. O'Donnell
      --------------------------------------------
         Authorized Signatory

                    6 1/4% Senior Subordinated Note due 2012

1. Interest

     SCIENTIFIC GAMES CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such
Registration Default shall occur to but excluding the date on which all
Registration Defaults have been cured. All references in this Security and in the Indenture to interest payable on any Security shall include any such additional interest. The Company will pay interest semi-annually on June 15 and
December 15 of each year (each an "Interest Payment Date"), commencing June 15,
2005. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 23, 2004.
Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest at the rate of interest then borne by the
Securities on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2. Method of Payment

     The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the
Securities are cancelled after such Record Date and before the corresponding
Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar

     Initially, Wells Fargo Bank, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or
Registrar without notice to the Holders. The Company or any of its Subsidiaries
may act as Registrar or Paying Agent.

4. Indenture

     The Company issued the Securities under an Indenture, dated as of December
23, 2004 (the "Indenture"), by and among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the
Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the
"TIA"), as in effect on the date of the Indenture until such time as the
Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the
TIA for a statement of them. The Securities are senior subordinated obligations of the Company initially limited in aggregate principal amount to $200,000,000 on the Issue Date, and, subject to compliance with Section 4.04 of the
Indenture, unlimited in aggregate principal amount thereafter.

5. Optional Redemption

     The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after December 15, 2008, upon not less than 30 nor more than 60 days' notice, at the following redemption prices
(expressed as percentages of the principal amount thereof) if redeemed during the twelve-

month period commencing on December 15 of the years set forth below, plus, in each case, accrued and unpaid interest to the Redemption Date:

               Period                                  Percentage
               ------                                  ----------
               2008.................................    103.125%
               2009.................................    101.563%
               2010 and thereafter..................    100.000%

6. Optional Redemption upon Equity Offering

     At any time, or from time to time, on or prior to December 15, 2007, the
Company may, at its option, use the net cash proceeds of one or more Equity
Offerings (as defined below) to redeem in the aggregate up to 35% of the original principal amount of the Securities (which includes Additional
Securities, if any) at a redemption price equal to 106.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption;
provided, however, that at least 65% of the original principal amount of the
Securities (which includes Additional Securities, if any) remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity
Offering.

     As used in the preceding paragraph, "Equity Offering" means any private or public offering of Qualified Capital Stock of the Company.

7. Notice of Optional Redemption

     Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each
Holder of Securities to be redeemed at such Holder's registered address.
Securities in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the
Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the
Securities called for redemption will cease to bear interest from and after such
Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any, to the Redemption Date.

8. Offers to Purchase

     Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales
(as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the
Securities in accordance with the procedures set forth in the Indenture.

9. Denominations; Transfer; Exchange

     The Securities are in registered form, without coupons, in denominations of
$1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The
Registrar need not register the transfer of or exchange any Securities or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

10. Persons Deemed Owners

     The registered Holder of this Security shall be treated as the owner of it for all purposes.

11. Unclaimed Funds

     If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12. Legal Defeasance and Covenant Defeasance

     The Company may be discharged from its Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13. Amendment; Supplement; Waiver

     Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any
Holder, the parties thereto may amend or supplement the Indenture and the
Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated
Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder in any material respect.

14. Restrictive Covenants

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional
Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such covenants.

15. Subordination

     The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior payment in full in cash of all Senior Debt, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a)
agrees to and shall be bound by such provisions, (b) authorizes and directs the
Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c)
appoints the Trustee attorney-in-fact of such Holder for such purpose.

16. Defaults and Remedies

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare the principal of and accrued interest on all the Securities to be due and payable immediately in the manner and with the effect provided in the
Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the
Indenture or the Securities unless it has received indemnity satisfactory to it.
The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate

principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of
Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the
Company, its Subsidiaries or their respective Affiliates as if it were not the
Trustee.

18. No Recourse Against Others

     No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the
Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19. Authentication

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual signature.

20. Guarantees

     The payment by the Company of the principal of and interest on the
Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors to the extent set forth in the
Indenture.

21. Abbreviations

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Securities as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23. Holders' Compliance with Registration Rights Agreement

     Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the
Company to the extent provided therein.

     The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture and the Registration Rights
Agreement. Requests may be made to: Scientific Games Corporation, 750 Lexington
Avenue, 25th Floor, New York, New York 10022, Attn: Chief Financial Officer.

24.  Governing Law

     This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New
York in any action or proceeding arising out of or relating to this Security.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     -----------------------------------------------------
     (Print or type assignee's name, address and zip code)

     ---------------------------------------------
     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

     Date:                              Your Signature:
           -------------------------                    ------------------------

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule
144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

[ ]  to the Company; or

     [ ]  pursuant to an effective registration statement under the Securities
          Act of 1933; or

     [ ]  inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with
          Rule 144A under the Securities Act of 1933; or

     [ ]  outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with
          Rule 904 under the Securities Act of 1933; or

     [ ]  pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

     [ ]  to an institutional "accredited investor" (as defined in Rule
          501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the
          Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of
          1933.

                                        ----------------------------------------
                                        Your Signature

Signature Guarantee:

Date:
      ------------------------------

------------------------------------
Signature of Signature Guarantee

     Signatures must be guaranteed by an "eligible guarantor institution"
meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

                                        9

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of
1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

     Dated:
            -------------------             ------------------------------------
                                    Notice: To be executed by an executive
                                            officer

                                       10

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 (Change of Control) or 4.16 (Asset Sales) of the
Indenture, check the box:

     [ ]  Change of Control

     [ ]  Asset Sales

     If you want to elect to have only part of this Security purchased by the
Company pursuant to Section 4.15 or 4.16 of the Indenture, state the amount in principal amount: $

     Dated:                         Your Signature:
            -------------------                     ----------------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security.)

     Signature Guarantee:
                          ------------------------------------------------------
                                      (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution"
meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.

                                       11